Exhibit 99

CERTIFICATION REQUIRED UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

I, Roy C. King, Chairman of the Board of Directors, Chief Executive Officer and President of Mercator Software, Inc. (the “Company”), and I, Kenneth J. Hall, Executive Vice President, Chief Financial Officer and Treasurer of the Company, each do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Mercator Software, Inc. and will be retained by Mercator Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 25, 2003

By:	/s/ ROY C. KING	By:	/s/ KENNETH J. HALL
	Roy C. King		Kenneth J. Hall
	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)		Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)